UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2013

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
12th Floor		10171
New York, NY		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2013, two wholly-owned subsidiaries of Baltic Trading Limited (the “Company”) entered into agreements  purchase two 179,185 dwt Capesize vessels from affiliates of SK Shipping Co. Ltd. for an aggregate purchase price of $103.0 million. The vessels, to be renamed the Baltic Lion and the Baltic Tiger, are expected to be delivered to the Company by the end of the fourth quarter of 2013.  The purchases are subject to completion of customary additional documentation and closing conditions.

The Company plans to finance the vessel acquisition in part through the proceeds from its common stock offering completed on September 25, 2013 and in part through commercial bank debt financing. The Company is in negotiations to obtain a commitment for commercial bank financing from a global lending institution.

The Company’s agreements to purchase the vessels are attached and incorporated herein by reference as Exhibits 10.1 and 10.2, respectively.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Such statements are subject to various risks, uncertainties and assumptions, including market conditions.  Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: the fulfillment of the closing conditions under, or the execution of additional documentation for, our agreements to acquire vessels; completion and funding of financing on acceptable terms; and other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2012 and our subsequent reports on Form 10-Q and Form 8-K.  There can be no assurance that we will be able to obtain the proposed commercial bank financing or any other financing, or that if we do so, that we will be able to borrow all or any of the amounts committed thereunder. If we breach or do not fully perform our obligations under our vessel purchase agreements, we may forfeit the deposits and other amounts we have paid to the sellers in connection with the Capesize vessel acquisitions, and we may be liable to the sellers for any additional damages resulting from our actions. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

Item 2.02	Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Baltic Trading Limited (the “Company”), dated November 6, 2013, reporting the Company’s financial results for the second quarter ended September 30, 2013.

The information set forth under “Item 2.02 Results of Operations and Financial Condition,” including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Memorandum of Agreement dated as of October 31, 2013 by and between Baltic Lion Limited and Harmony Shipholding S.A.

10.2	Memorandum of Agreement dated as of October 31, 2013 by and between Baltic Tiger Limited and Concord Shipholding S.A.

99.1	Press Release dated November 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: November 6, 2013

/s/ John C. Wobensmith

John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Memorandum of Agreement dated as of October 31, 2013 by and between Baltic Lion Limited and Harmony Shipholding S.A.

10.2	Memorandum of Agreement dated as of October 31, 2013 by and between Baltic Tiger Limited and Concord Shipholding S.A.

99.1	Press Release dated November 6, 2013.